SFASM DRAFT
                                                                        10/26/07
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

                   [   ] Preliminary Proxy Statement
                   [   ] Confidential, for Use of the Commission Only
                         (as permitted by Rule 14a-6(a)(2))
                   [ X ] Definitive Proxy Statement
                   [   ] Definitive Additional Materials
                   [   ] Soliciting Material Pursuant to Section 240.14a-2

                          NAPCO SECURITY SYSTEMS, INC.
                (Name of Registrant as Specified In Its Charter)

      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

               Payment of Filing Fee (Check the appropriate box):

                               [X] No fee required

   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1)  Title of each class of securities to which transaction applies:____________

(2)  Aggregate number of securities to which transaction applies:_______________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ________________________

(4)  Proposed maximum aggregate value of transaction: _________________________

(5)  Total fee paid:____________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously Paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

                          NAPCO SECURITY SYSTEMS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To be Held on December 4, 2007



Dear Fellow Stockholder:

         The Annual Meeting of the Stockholders of Napco Security Systems, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices at 333 Bayview Avenue, Amityville, New York, on Tuesday, December 4, 2007, at 2:00 p.m., for the following purposes, as more fully described in the accompanying Proxy Statement:

                  1. to elect two directors to serve for a term of three years and until their successors are elected and qualified; and

                  2. to transact such other business as may properly come before the Meeting or any adjournments thereof.

         Only stockholders of record at the close of business on October 29, 2007 are entitled to notice and to vote at the Meeting or any adjournment thereof.

                                            By order of the Board of Directors,


                                            Richard L. Soloway, Secretary

October 29, 2007



         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO ATTEND. YOU ARE URGED TO COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE.

                          NAPCO SECURITY SYSTEMS, INC.
                               333 Bayview Avenue
                           Amityville, New York 11701

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 4, 2007

INFORMATION CONCERNING THE SOLICITATION

         This Proxy Statement is furnished to the holders of Common Stock, $.01 par value per share ("Common Stock") of Napco Security Systems, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for the Annual Meeting following Fiscal Year 2007, to be held on December 4, 2007, and at any adjournment thereof (the "Meeting"), pursuant to the accompanying Notice of Annual Meeting of Stockholders. Proxies in the enclosed form, if properly executed and returned in time, will be voted at the Meeting. Any stockholder giving a proxy may revoke it prior to its exercise by attending the Meeting and reclaiming the proxy, by executing a later dated proxy or by submitting a written notice of revocation to the Secretary of the Company at the Company's office or at the Meeting. Stockholders attending the Meeting may vote their shares in person. This Proxy Statement and the form of proxy will first be mailed to the stockholders on or about November 1, 2007. A copy of the 2007 Annual Report of the Company, including financial statements, is being mailed herewith.

         Only stockholders of record at the close of business on October 29, 2007 (the "Record Date") are entitled to notice of and to vote at the Meeting. The outstanding voting securities of the Company on the Record Date consisted of 19,398,283 shares of Common Stock.

         On all matters requiring a vote by holders of the Common Stock, each share of Common Stock entitles the holder of record to one vote. At the Meeting, the holders of record of Common Stock will vote on Item 1, the election of two directors, and the transaction of any other business as may properly come before the Meeting and require a vote of the stockholders.

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock authorized to vote will constitute a quorum for the transaction of business at the Meeting.

         The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to certain matters. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining if there is a quorum


                 THEREFORE, THE COMPANY URGES YOU TO SIGN, DATE
                       AND RETURN THE ENCLOSED PROXY CARD.

Item 1:  Election of Directors

         The Board of Directors is divided into three classes. At the upcoming Annual Meeting, one class will stand for election for the term ending at the Annual Meeting of Stockholders following Fiscal Year 2010. The terms of the other two classes of continuing directors do not expire until the Annual Meetings of Stockholders after fiscal year end 2008 and 2009, respectively.

         Unless otherwise specified, shares represented by the enclosed proxy will be voted for the election of Messrs. Soloway and Buchel, currently directors, who have been recommended for nomination by the Nominating Committee of the Board of Directors and nominated by the Board of Directors for reelection as a director to serve until the Annual Meeting of Stockholders in 2010 and until his successor is elected and qualified.

         Messrs. Soloway and Buchel have consented to serve if reelected. In the event that any nominee becomes unable or unwilling to serve as a director, discretionary authority may be exercised by the proxies to vote for the election of an alternate nominee of the Board of Directors.

         The names of, and certain information concerning, the nominees and the continuing directors are set forth below:


                                                                      Principal Occupation;                      Director
Name and Age                                                      Five-Year Employment History                     Since
-------------------------------------------                       ----------------------------                     -----

Nominees for election to serve until Annual
Meeting of Stockholders following Fiscal Year 2010:

Richard L. Soloway..................................  Chairman of the Board of Directors since October 1981;        1972
        (61)                                          President since 1998; Secretary since 1975.

Kevin S. Buchel.....................................  Senior Vice President of Operations and Finance since         1998
        (54)                                          April 1995; Treasurer since May 1998.

Directors to serve until Annual Meeting of Stockholders following Fiscal Year 2008:

Andrew J. Wilder....................................  Officer of Israeloff, Trattner & Co., independent             1995
        (56)                                          certified public accountants, since 1990.

Arnold Blumenthal...................................  V.P. of Government Security News and Editor of MBFAA          2001
        (80)                                          since 2004; Group Publisher of Security Group of
                                                      Cygnus Publishing, 1999 through 2003.



                                                                      Principal Occupation;                      Director
Name and Age                                                      Five-Year Employment History                     Since
------------                                                      ----------------------------                     -----

Directors to serve until Annual Meeting of Stockholders following Fiscal Year 2009:

Paul Stephen Beeber.................................  Licensed Attorney in New York State since 1970,               2004
        (63)                                          focusing on elder law, estate planning and real estate.

Randy B. Blaustein..................................  Principal of R.B. Blaustein & Co. since December 2000;        1985
        (55)                                          Partner of Blaustein, Greenberg & Co. July 1991 -
                                                      November 2000; Attorney since October 1980,
                                                      specializing in general business and tax matters,
                                                      and author of six business books and numerous
                                                      business articles.

Donna A. Soloway....................................  Board of Directors of Security Industry Association           2001
        (59)                                          (SIA); Chair of Awards Committee since 1993; Director
                                                      and Secretary of SAINTS (Safety, Awareness and
                                                      Independence Now Through Security) Foundation, Inc.;
                                                      Monthly Columnist for SECURITY DEALER magazine since
                                                      1992; and Columnist for SECURITY SALES & INTEGRATION
                                                      magazine since 2004.  Ms. Soloway is the wife of
                                                      Richard L. Soloway, the Chairman and President of the
                                                      Company.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
                          MR. SOLOWAY AND MR. BUCHEL.

Other Directorships

         Except as set forth below none of the directors or nominees is a director of any company (other than the Company) which is subject to the reporting requirements of the Securities Exchange Act of 1934 or which is a registered investment company under the Investment Company Act of 1940.

      Name                                        Director of
      ---------------------------                 ------------------
      Andrew J. Wilder                            YTB International, Inc.


                     CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Directors

         The Board currently consists of seven directors, four of whom the Board has affirmatively determined have no relationship with the Company or its subsidiaries which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and are independent as defined by the applicable NASDAQ Listing Standards. The four independent directors are Paul Stephen Beeber, Randy B. Blaustein, Arnold Blumenthal and Andrew J. Wilder.

Board Structure and Committee Composition

         The Board maintains three standing committees: Audit, Compensation/Stock Option, and Nominating. Each Committee is composed entirely of independent directors as defined in the applicable NASDAQ Listing Standards.

         During fiscal 2007, the Board held five meetings. Each director attended at least 75% of all Board meetings and meetings of committees of which such director was a member.

         Directors are expected to attend the Company's annual meetings of stockholders. All directors attended the last annual meeting of stockholders on December 6, 2006.

         NAPCO maintains an "Investors" section on its website, www.napcosecurity.com, setting forth the Company's committee charters for the Audit, Compensation/Stock Option and Nominating Committees.

         Audit Committee

         The Audit Committee has been established in accordance with Section 3(a)(58)A of the Securities Exchange Act of 1934 as amended. The Audit Committee is responsible for retaining, evaluating and, if appropriate, recommending the termination of the Company's independent auditors. The Audit Committee assists the Board in oversight of (1) the integrity of the Company's financial statements, (2) the Company's independent auditor's qualifications and independence, and (3) the performance of the Company's internal audit function and independent auditors. In addition, the Committee renders its report for inclusion in the Company's annual proxy statement.

         The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The Audit Committee held five meetings in fiscal year 2007. The current members of the Audit Committee are Andrew J. Wilder (Chairman), Paul Stephen Beeber and Arnold Blumenthal, each of whom meets the NASDAQ Listing Standards for the independence of audit committee members. The Board has determined that Andrew Wilder is an audit committee financial expert.

         The report of the Audit Committee is included in this proxy statement on page 7.

         Compensation/Stock Option Committee

         The Compensation/Stock Option Committee assists the Board in discharging its responsibilities relating to compensation of the Company's Chief Executive Officer and other executives. The Committee determines individuals to be granted options under the Employee Stock Option Plans and Non Employee Stock Option Plan, the number of options awarded and the term of the options and interprets provisions of such plans. The Committee also renders its report for inclusion in the Company's annual proxy statement. The current members of the Compensation Committee are Randy B. Blaustein (Chairman), Andrew J. Wilder, and Arnold Blumenthal.

         The Compensation/Stock Option Committee held two meetings in fiscal year 2007. The report of the Compensation/Stock Option Committee is included in this proxy statement on page 11.

         Nominating Committee

         The Nominating Committee reviews and makes recommendation to the Board regarding potential candidates for nomination as director.

         The Nominating Committee held one meeting in fiscal year 2007. The current members of the Nominating Committee are Arnold Blumenthal (Chairman), Andrew J. Wilder and Randy B. Blaustein.

Nomination of Directors

         The Nominating Committee considers candidates for director nominees proposed by directors, the Chief Executive Officer and stockholders. Potential candidates are screened and interviewed by the Nominating Committee. All members of the Board may interview the final candidates. The same identifying and evaluating procedures apply to all candidates for director nomination, including candidates submitted by stockholders.

         The Company's general criteria for the nomination of director candidates, include the following:

               - the candidates' personal and professional ethics, integrity and values,
               - mature judgment,
               - management, accounting or finance, industry and technical knowledge,
               - demonstrated skills in his/her area of present or past
                 professional or business responsibility,
               - an ability to work effectively with others,
               - sufficient time to devote to the affairs of the Company and
               - freedom from conflicts of interest.

Stockholder Nominees

         The Nominating Committee will consider nominations submitted by stockholders. Any stockholder nominations proposed for consideration by the Nominating Committee should include the nominee's name and qualifications for Board membership and should be addressed to:

                  Chair
                  Nominating Committee
                  c/o Secretary
                  Napco Security Systems, Inc.
                  333 Bayview Ave.
                  Amityville, NY 11701

Communications with the Board

         You can contact any Director by writing to such Director:

                  c/o Secretary
                  Napco Security Systems, Inc.
                  333 Bayview Ave.
                  Amityville, NY 11701

         The Secretary will promptly forward any communication unaltered to the Director.

Policy With Respect to Related Person Transactions

         It is the Company's policy, set forth in writing, not to permit any transaction in which the Company is a party and in which executive officers or directors, their immediate family members, or 5% shareholders have or will have a direct or indirect interest unless approved by the Audit Committee of the Board of Directors, other than

                  1.  transactions available to all employees;

                  2. transactions involving compensation or business expense reimbursement approved by the Compensation Committee or by disinterested members of the Board of Directors; or

                  3. transactions involving less than $120,000 when aggregated with all similar transactions.

         Any issues as to the application of this policy shall be resolved by the Audit Committee of the Board of Directors. A copy of our Statement of Policy with Respect to Related Person Transactions is available at the Company's website, www.napcosecurity.com, under the "Investors" caption.


                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors hereby reports as follows:

                  1. The Audit Committee has reviewed and discussed the Company's audited financial statements with the Company's management and representatives of Marcum & Kliegman LLP ("M&K");

                  2. The Audit Committee has discussed with M&K the matters required to be discussed by SAS 61, as modified or supplemented; and

                  3. The Audit Committee has received the written disclosures and letter from M&K required by Independence Standards Board Standard No. 1 and discussed M&K's independence with representatives of M&K.

         Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the fiscal year ended June 30, 2007 filed with the Securities and Exchange Commission.


Date: October 9, 2007


                                                      The Audit Committee:

                                                      Andrew J. Wilder, Chairman
                                                      Paul Stephen Beeber
                                                      Arnold Blumenthal

                            COMPENSATION OF DIRECTORS

         The total fiscal year 2007 compensation of non-employee Directors is shown in the following table.


                                               Director Compensation

                                Fees Earned or                             All Other
                                 Paid in Cash        Option Awards        Compensation           Total
Name                                ($)(1)            ($)(2) (3)              ($)                 ($)
------------------                 ---------          ---------            ---------           ---------
Paul Stephen Beeber                 $14,000            $18,960                 -                $32,960
Randy B. Blaustein (4)               14,000             18,960               $6,000              38,960
Arnold Blumenthal                    14,000             18,960                 -                 32,960
Donna A. Soloway                     10,000             18,960                 -                 28,960
Andrew J. Wilder                     18,000             18,960                 -                 36,960


--------------------
(1) Each director who is not an employee receives $2,500 for each Board of Directors meeting attended. Mr. Wilder, as Chairman of the Audit Committee, receives $2,000 for each Audit Committee meeting attended and each of Messrs. Beeber and Blumenthal receives $1,000 for each Audit Committee meeting attended. Mr. Blaustein receives $4,000 for serving as Chairman of the Compensation Committee.
(2) Amounts reflect the share-based compensation expense recognized by the Company in the year ended June 30, 2007, in accordance with Statement of Financial Accounting Standards No. 123R. Assumptions used in the calculation of these amounts are included in footnote 7 to the Notes to Consolidated Financial Statements contained in the Company's Form 10-K for the year ended June 30, 2007.
(3) At June 30, 2007, each of Messrs. Beeber, Blaustein, Blumenthal, Wilder and Ms. Soloway held outstanding options to purchase 6,000 shares of Common Stock of the Company, of which options to purchase 1,200 shares were vested and options to purchase 1,200 shares will vest on the anniversary date of grant in each of fiscal 2008, 2009, 2010 and 2011.
(4) During the fiscal year ended June 30, 2007, the Company retained Mr. Blaustein as special counsel for certain general business and tax related matters. Fees for such services were $6,000.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely on a review of the Forms 3, 4 and 5 furnished to the Company with respect to the most recent fiscal year and written representations of the reporting person (as defined below), no person, who at any time during such fiscal year, was an officer, director, beneficial owner of more than ten (10%) percent of any class of equity securities of the Company or any other person subject to Section 16 of the Securities Exchange Act of 1934 ("reporting person"), failed to file on a timely basis one or more reports during such fiscal year except that each of the non employee directors, Messrs. Beeber, Blaustein, Blumenthal and Wilder and Ms. Soloway, filed a late Form 4, reporting one grant of options on March 16, 2007, to purchase 6,000 shares of Common Stock.


                    INFORMATION CONCERNING EXECUTIVE OFFICERS

         Each executive officer of the Company holds office until the annual meeting of the Board of Directors and his successor is elected and qualified, or until his earlier death, resignation, or removal by the Board. The Company has adopted a Code of Ethics for directors and employees, including its executive officers. There are no family relationships between any director or officer of the Company, except Richard L. Soloway and Donna A. Soloway, his wife. The following table sets forth as of the date hereof the names and ages of all executive officers of the Company, all positions and offices with the Company held by them, the period during which they have served in these positions and, where applicable, their positions in any other organizations during the last five years.


                                              Position and Office with the Company, Term of Office
Name and Age                                            and Five-Year Employment History
------------                                            --------------------------------

Richard L. Soloway.........   Chairman of the Board of Directors since October 1981; President since 1998; and
        (61)                  Secretary since 1975.

Kevin S. Buchel............   Senior Vice President of Operations and Finance since April 1995; Treasurer since
        (54)                  May 1998.

Jorge Hevia................   Senior Vice President of Corporate Sales and Marketing since May 1999; Vice
        (49)                  President of Corporate Sales and Marketing since October 1998.

Michael Carrieri...........   Senior Vice President of Engineering Development since May 2000; Vice President of
        (49)                  Engineering Development from September 1999 to May 2000.


                             EXECUTIVE COMPENSATION

                       COMPENSATION DISCUSSION & ANALYSIS

Compensation Program Objective

         The objective of our executive compensation program is to allow us to successfully retain and motivate executives who enable us to achieve short and long term growth and operational excellence.

Oversight of Our Executive Compensation Program

         The Compensation Committee of the Board of Directors (the "Committee") assists the Board in discharging its responsibilities relating to compensation of the Chief Executive Officer and other executive officers. The Committee's responsibilities are detailed in its charter, which can be found at www.napcosecurity.com

         The Committee's process includes executive sessions where the Committee meets alone, without the presence of management.

Components of the Executive Compensation Program-Description of Elements and Evaluation Process

         The named executive officers, including our Chief Executive Officer, have a compensation program that includes the following components:

                  - Base salary
                  - Annual incentives
                  - Long-term incentives in the form of stock options awards
                  - Employee benefits
                  - Perquisites

         Compensation Mix. We do not have policies that define specific percentage allocations for fixed and variable compensation, or cash and non-cash compensation. We do, however, intend to deliver a portion of total compensation in the form of performance-based cash incentives and in awards of stock options, to achieve our objective of offering rewards for successful business results and shareholder value creation.

         Base Salaries. Base salaries are used to compensate each of our executives for their positions and levels of responsibility. Each of Messrs. Soloway, Hevia and Carreri have employment agreements, which provide for a minimum base salary and a minimum annual cost-of-living adjustment. For fiscal 2007 Messrs. Soloway, Hevia and Carrieri's salaries were determined pursuant to such Employment Agreements.

         Mr. Buchel's salary for the 2007 fiscal year was in an amount recommended by the CEO. The considerations entering into the determination by the CEO of the salary recommendation for Mr. Buchel were the CEO's subjective evaluations of the ability and past performance of Mr. Buchel and the CEO's judgment of Mr. Buchel's potential for enhancing the Company's profitability.

         Annual Cash Incentives. The Committee's policy is that named executive officers, other than the CEO, should receive short term incentive compensation in the form of bonuses based, in part, on targeted sales and earnings recommended by the CEO. For fiscal 2007, the Company did not achieve targeted sales and earnings due in part, to a reduced housing market and reduced international sales. Based on the CEO's recommendation, each named executive officer (including the CEO) received a cash bonus determined by multiplying last year's bonus and the ratio of net income in fiscal 2007 compared to 2006.

         Long-term Incentive Awards. The purpose of the granting of stock options is to retain the services of the named executive officers and our key employees, and encourage them to improve our operating results and to become shareholders of the Company, all of which is intended to result in increased shareholder value.

         The Committee's policy is generally to grant options to the named executive officers other than the CEO under the Company's Stock Option Plans after consideration of the amounts recommended periodically by the CEO. The recommendations of the CEO for option grants reflect the subjective judgment of the CEO of the performance of such executives and the potential benefit to the Company from the grant of this form of incentive compensation. Based upon the recommendation of the CEO, each of Messrs. Hevia, Carrieri and Buchel were granted options in fiscal 2007 to purchase 5,000 shares at an exercise price of $6.02 per share. Mr. Soloway was granted options to purchase 25,000 in fiscal 2007 at an exercise price of $6.62 per share.

         Employee Benefits, Perquisites and Other Personal Benefits. As a general rule, we do not provide special benefits to senior executives and the named executive officers participate in the same plans - including term life insurance, health and disability insurance - available to all salaried employees. We do, however, pay the premiums on additional health and life insurance policies for the benefit of each of the named executive officers. See footnote to the Summary Compensation Table.

         We offer one retirement plan, a qualified profit sharing 401(k) plan to all employees, including the named executive officers.

         We have provided certain perquisites to the named executive officers, as summarized in footnote 2 to the "Summary Compensation Table."

Employment Agreements

         Change in Control, Severance Agreements. Under Mr. Soloway's Employment Agreement, if during its term there should be a change in control, then Mr. Soloway is entitled to terminate his employment and is entitled to receive a termination payment equal to 299% of the average of the prior five calendar years' compensation, subject to certain limitations. If the Company terminates Mr. Soloway's employment other than for Cause, as defined, or if Mr. Soloway terminates his employment with the Company for Good Reason, as defined, the Company shall pay a lump sum payment equal to (i) Mr. Soloway's annual base salary plus the bonus paid for the prior fiscal year multiplied by (ii) the greater of the number of years or portion thereof remaining in the term of the Agreement or three years.

         Each of the agreements with Mr. Hevia and Mr. Carrieri provide for payment equal to nine months of salary and six months of health insurance in the event of a non-voluntary termination of employment of the officer without cause. In addition, the Company has a severance agreement with Kevin S. Buchel providing for payments equal to nine months of salary and six months of health insurance in the event of a non-voluntary termination of employment without cause.

         We believe these changes in control and severance arrangements help to retain these executive talents by providing them with a sense of commitment by the Company to them.

Material Tax Implications

         Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the CEO and other named executive officers. Because of the range of compensation paid to its executive officers, the Committee has not established any policy regarding annual compensation to such executive officers in excess of $1,000,000.


                          COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Board of Directors hereby reports as follows:

                  1. The Compensation Committee has reviewed, and discussed with Management, the Company's Compensation Discussion & Analysis ("CD&A") appearing on pages 9 - 11 of this proxy statement.

                  2. Based on the review and discussions referred to in paragraph 1 above, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2007 filed with the Securities and Exchange Commission.

Date:    October 23, 2007
                                        The Compensation/Stock Option Committee:

                                        Randy B. Blaustein
                                        Andrew J. Wilder
                                        Arnold Blumenthal

                        SUMMARY OF EXECUTIVE COMPENSATION

         The Summary Compensation Table below sets forth compensation information for our Chief Executive Officer, our Chief Financial Officer and our two other most highly compensated executive officers during fiscal year 2007 of the Company.


                           Summary Compensation Table

                                                                                      Option       All Other
Name and                                 Fiscal         Salary          Bonus         Awards      Compensation       Total
Principal Position                        Year            ($)            ($)          ($)(1)         ($)(2)           ($)

---------------------------           ------------   ------------   ------------   ------------   ------------   ------------

Richard L. Soloway, Chairman of the           2007   $    532,171   $    159,159   $    101,980   $     44,265   $    837,575
Board of Directors, President and
Secretary

Kevin S. Buchel,                              2007        228,250         51,585         18,950          9,444        308,229
Senior Vice President of Operations
and Finance and Treasurer

Jorge Hevia,                                  2007        245,562         51,585         18,950         11,680        327,777
Senior Vice President of Corporate
Sales and Marketing

Michael Carrieri,                             2007        223,610         36,109         18,950          8,710        287,379
Senior Vice President of
Engineering Development

----------------
(1)  Amounts reflect the share-based compensation expense recognized by the
     Company in the year ended June 30, 2007, in accordance with Statement of
     Financial Accounting Standards No. 123R. Assumptions used in the calculation of these amounts are included in footnote 7 to the Notes to
     Consolidated Financial Statements contained in the Company's Form 10-K for the year ended June 30, 2007.
(2)  All Other Compensation for Mr. Soloway includes payment of health insurance premiums of $17,311, automobile expense of $21,599 and 401K match of
     $5,322.



                           Grants of Plan-Based Awards

                                       All Other Option Awards:                              Grant Date Fair
                                       Number of Shares of Stock      Exercise or Base       Value of Option
                                               or Units            Price of Option Awards         Awards
Name                      Grant Date            (#)(1)                     ($/Sh)                 ($)(2)
----------------          ----------   -------------------------   ----------------------    ---------------
Richard L. Soloway        10/26/06                25,000                    $6.62                 $101,980

Kevin S. Buchel           10/26/06                 5,000                     6.02                   18,950

Jorge Hevia               10/26/06                 5,000                     6.02                   18,950

Michael Carrieri          10/26/06                 5,000                     6.02                   18,950

----------------
(1)  Vest as to 20% upon grant and as to an additional 20% on the first four annual anniversary dates of grant.
(2)  See footnote (1) to the Summary Compensation Table



                                         Outstanding Equity Awards

                                               Option Awards

                                Number of               Number of
                          Securities Underlying   Securities Underlying      Option
                           Unexercised Options     Unexercised Options      Exercise      Option
                                   (#)                     (#)               Price      Expiration
Name                           Exercisable            Unexercisable           ($)        Date (1)
------------------        ---------------------   ---------------------     --------    ----------

Richard L. Soloway                 135,000                  -               $1.787       02/27/13
                                   540,000                  -                1.881       06/15/13
                                   108,000               27,000              2.091       03/19/14
                                    33,750               22,500              5.227       03/15/15
                                    15,000               22,500             11.160       03/24/16
                                     5,000               20,000              6.620       10/26/16

Kevin S. Buchel                     27,000                  -                1.759       12/20/12
                                    21,600                5,400              1.900       03/19/14
                                     9,000               13,500              5.733       11/21/15
                                     1,000                4,000              6.020       10/26/16

Michael Carrieri                    27,000                  -                1.759       12/20/12
                                    21,600                5,400              1.900       03/19/14
                                     9,000               13,500              5.733       11/21/15
                                     1,000                4,000              6.020       10/26/16

Jorge Hevia                         27,000                  -                1.759       12/20/12
                                    21,600                5,400              1.900       03/19/14
                                     9,000               13,500              5.733       11/21/15
                                     1,000                4,000              6.020       10/26/16
----------------
(1)  Vest as to 20% upon grant and as to an additional 20% on the first four annual anniversary dates of grant.


                         Option Exercises and Stock Awards

                                              Option Awards

                                 Number of Shares        Value Realized on
                               Acquired on Exercise          Exercise
                                       (#)                      ($)
Name
------------------             --------------------      -----------------
Richard L. Soloway                    135,000                 $606,015
Kevin S. Buchel                         -                        -
Jorge Hevia                             -                        -
Michael Carrieri                        -                        -

   Employment Agreements and Potential Payments Upon Termination or Change in
                                    Control

         The Company has employment agreements with Richard L. Soloway, Jorge Hevia and Michael Carrieri. The agreement with Mr. Soloway, entered into on June 26, 2003 for a five year period, provides for a minimum annual salary to be adjusted for inflation and discretionary annual incentive compensation. Mr. Soloway's agreement contains non-compete restrictions during his employment and for one year after termination for any reason. The agreement also provides for termination payments to Mr. Soloway upon death, disability, termination by the Company other than for Cause, as defined, termination by Mr. Soloway for Good Reason, as defined, and termination by Mr. Soloway in the event of a change in control. In the event of death, the termination payment equals one year's salary payable over one year plus a bonus calculated on a pro rata basis through the end of the fiscal quarter immediately preceding death. In the event of disability, the Company must pay Mr. Soloway an amount equal to 60% of his annual salary through the term of the agreement plus his bonus on a pro rata basis through the end of the fiscal quarter preceding the sixth month of his disability. In the event the Company terminates Mr. Soloway other than for Cause or if Mr. Soloway terminates for Good Reason, the Company must pay Mr. Soloway, in a lump sum, an amount equal to three times his annual salary plus the bonus paid to him for the year prior to his termination. If during the term there should be a change in control, then Mr. Soloway is entitled to terminate his employment, and the Company is required to pay him, an amount equal to 299% of the average of the prior five calendar years' total compensation, subject to certain limitations. The Company's option plans provide for the accelerated vesting of unvested options upon a change in control.

         Had Mr. Soloway's employment terminated on June 30, 2007 after a change in control, the Company would have been required to pay him $2,374,332 pursuant to such agreement. In addition, assuming a change in control on June 30, 2007, vesting of options to purchase 92,000 shares of Company Common Stock would have been accelerated. The intrinsic value as of June 30, 2007 of such accelerated vesting is $137,800, calculated based upon the excess amount of the closing price of the Company's Common Stock on the NASDAQ Global Market on June 30, 2007 ($6.30) over the exercise prices of such accelerated options.

         Under such agreement, had Mr. Soloway's employment terminated on June 30, 2007 on account of (i) death, (ii) disability or (iii) by the Company other than for Cause, or by Mr. Soloway for Good Reason, the Company would have been required to pay him $704,822, $422,893, and $2,114,466, respectively.

         Mr. Hevia's agreement terminates in October, 2008. The agreement, as amended, provides for annual salaries of $248,889 and $261,334 during fiscal 2007 and 2008, respectively, as well as certain bonus provisions based on sales and profits. Mr. Hevia's agreement provides for payment equal to nine months of salary and six months of health insurance in the event of a non-voluntary termination of employment without cause or upon a change in control of the Company. Had either of such events occurred on June 30, 2007, the Company would have been required to pay him $186,667.

         Mr. Carrieri's agreement terminates in August, 2008. The agreement provides for annual salaries of $225,136 and $236,393 during fiscal 2007 and 2008, respectively, as well as certain bonus provisions based on sales and profits. Mr. Carrieri's agreement provided for payment equal to nine months of salary and six months of health insurance in the event of a non-voluntary termination of employment without cause. Had Mr. Carrieri been terminated non-voluntarily without cause on June 30, 2007, the Company would have been required to pay him $116,153.

         In addition, the Company has a severance agreement with Kevin S. Buchel providing for payments equal to nine months of salary and six months of health insurance in the event of a non-voluntary termination of employment without cause. Had Mr. Buchel's employment been terminated on June 30, 2007 non-voluntarily without cause, the Company would have been required to pay him $173,089 pursuant to such severance agreement.

         In the event of a change in control on June 30, 2007, vesting of options to purchase 22,900 shares would have been accelerated with an intrinsic value as of June 30, 2007 of $32,530 for each of Messrs. Hevia, Carrieri and Buchel.

         Each of the agreements with Messrs. Hevia, Carrieri and Buchel contains non-compete restrictions for three years after the employee's termination of employment.


                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table, together with the accompanying footnotes, sets forth information as of October 23, 2007, regarding the beneficial ownership (as defined by the Securities and Exchange Commission) of Common Stock of the Company of (a) each person known by the Company to own more than five percent of the Company's outstanding Common Stock, (b) each director of the Company (c) each executive officer named in the Summary Compensation Table, and (d) all executive officers and directors of the Company as a group.


                                                   Amount and Nature of            Percent of
Beneficial Owner                                 Beneficial Ownership (1)       Common Stock (2)
------------------------                         ------------------------       ----------------
Richard L. Soloway                                       6,844,410                    33.81%
c/o the Company
333 Bayview Avenue
Amityville, NY 11701
Rutabaga Capital                                         1,640,700                     8.46%
64 Broad Street, 3rd Floor
Boston, MA 02109 (3)
Heartland Advisors                                       1,150,000                     5.93%
789 N. Water Street, Suite 500
Milwaukee, WI 53202 (3)
Kevin S. Buchel                                            343,783                     1.77%
Jorge Hevia                                                250,350                     1.29%
Michael Carrieri                                           172,600                     0.89%
Andrew J. Wilder                                           110,820                     0.57%
Randy B. Blaustein                                         106,950                     0.55%
Donna A. Soloway                                            30,360                     0.16%
Paul Stephen Beeber                                          6,600                     0.03%
Arnold Blumenthal                                            2,775                     0.01%
All executive officers and directors as a                7,868,648 (4)                38.48%
group (9 in number)

----------------
(1)  This number includes the number of shares that a person has a right to acquire within sixty (60) days (Soloway - 841,750, Buchel - 64,100, Hevia
     -64,100, and Carrieri - 64,100, Wilder - 1,200, Blaustein - 1,200, D.
     Soloway - 1,200, Beeber - 1,200, Blumenthal - 1,200).
(2)  Percentages for each person or the group are computed on the basis of
     19,398,283 shares of Common Stock outstanding on October 23, 2007, plus the number of shares that such person or group has the right to acquire within sixty (60) days. Except as otherwise noted, persons named in the table and footnotes have sole voting and investment power with respect to all shares of Common Stock reported as beneficially owned by them.
(3)  Based on information set forth in Form 13F filed with the Securities and
     Exchange Commission reporting as of June 30, 2007.
(4)  This number of shares includes (i) 6,820,598 shares as to which officers and directors have sole voting and investment power, and (ii) 1,040,050 shares that officers and directors have the right to acquire within sixty
     (60) days.


                  THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

         The consolidated financial statements of the Company included in the Annual Report to Stockholders for the 2007 fiscal year were examined by Marcum & Kleigman LLP ("M&K"). A representative of M&K will be present at the Annual Meeting to make a statement if he desires and to respond to appropriate questions presented at the Meeting.

         The Company has not yet retained an independent registered public accounting firm for fiscal year 2008.

Principal Accountant Fees

         The fees billed by M&K, the Company's independent auditors for professional services for 2007 and 2006 fiscal years were as follows:

                                     Fiscal Year 2007         Fiscal Year 2006

                                     ----------------         ----------------
            Audit Fees (1)                $228,000                $168,750
            Audit Related Fees                -                        -
            Tax Fees                          -                        -
            All Other Fees (2)              12,000                  10,000

----------------
 (1) Includes audit of financial statements, SAS 100 reviews and consultations for 2006 and 2007 and fees for audit of internal controls for 2007.
 (2) Includes services related to the audit of the Company's employee benefit plan for 2006 and 2007.

         The Audit Committee has considered whether the provision of the services described above under the headings "Audit Related Fees", "Tax Fees" and "All Other Fees" is compatible with maintaining the auditor's independence and determined that it is. In fiscal year 2007 100% of "All Other Fees" were approved by the Audit Committee.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

         The Audit Committee specifically pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval may be provided for up to one year. Each pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

                   SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS
                           AND NOMINATION OF DIRECTORS

         From time to time stockholders present proposals that may be proper subjects for inclusion in the Proxy Statement and for consideration at an annual meeting. Stockholders who intend to present proposals at the 2008 Annual Meeting, and who wish to have such proposals included in the Company's Proxy Statement for the 2008 Annual Meeting, must be certain that such proposals are received by the Company's Secretary at the Company's executive offices, 333 Bayview Avenue, Amityville, New York 11701, not later than July 1, 2008. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the Proxy Statement. Stockholders who intend to present a proposal at the 2008 Annual Meeting but who do not wish to have such proposal included in the Company's Proxy Statement for such meeting must be certain that notice of such proposal is received by the Company's Secretary at the Company's executive offices not later than September 14, 2008.

         Pursuant to the Company's by-laws, any nominations for director by a stockholder must be delivered or mailed to and received by the principal executive offices of the Company not less than sixty (60) days prior to the date of meeting.


                            EXPENSES OF SOLICITATION

         The Company will bear all costs in connection with the solicitation by the Board of Directors of proxies of the Meeting. The Company intends to request brokerage houses, custodial nominees and others who hold stock in their names to solicit proxies from the persons who beneficially own such stock. The Company will reimburse brokerage houses, custodial nominees and others for their out-of-pocket expenses and reasonable clerical expenses. It is estimated that these expenses will be nominal. In addition, officers and employees of the Company may solicit proxies personally or by telephone, telegram or letter; they will receive no extra compensation for such solicitation.

Dated:  October 29, 2007                    By Order of The Board of Directors


                                            Richard L. Soloway, Secretary



         Upon the written request of any stockholder of the Company, the Company will provide to such stockholder a copy of the Company's Annual Report on Form 10-K for 2007, including the financial statements and the schedules thereto, filed with the Securities and Exchange Commission. Any such request should be directed to Secretary, Napco Security Systems, Inc., 333 Bayview Avenue, Amityville, New York 11701. There will be no charge for such report unless one or more exhibits thereto are requested, in which case the Company's reasonable expenses of furnishing such exhibits may be charged.

         All stockholders are urged to fill in, sign and mail the enclosed proxy promptly whether or not you expect to attend the meeting. If you are mailing your Proxy, kindly do so sufficiently in advance of the meeting date so that it will be received in time to be counted at the meeting.

                          NAPCO SECURITY SYSTEMS, INC.
                               333 Bayview Avenue
                           Amityville, New York 11701

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of NAPCO SECURITY SYSTEMS, INC. hereby appoints Messrs. Richard L. Soloway and Kevin S. Buchel, and each or either of them, the proxy or proxies of the undersigned, with full power of substitution, to vote as specified on the reverse side all shares of Common Stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Company, to be held on Tuesday, December 4, 2007 and at all adjournments of such Meeting, with all powers the undersigned would possess if personally present.

         This Proxy will be voted as specified. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO (2) DIRECTORS (ITEM 1); AND AS TO ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN THE DISCRETION AND IN THE BEST JUDGMENT OF THE PROXIES. This Proxy may be revoked at any time prior to the voting thereof.


                   (Please date and sign on the reverse side)

                                      PROXY

The Board of Directors recommends a Vote FOR Item 1.

Item 1. Election of Two Directors:


                               Richard L. Soloway
                              FOR [ ] WITHHOLD [ ]

                                 Kevin S. Buchel
                              FOR [ ] WITHHOLD [ ]





Dated:__________       ____________________________________
                             Signature or Signatures

                        Please sign exactly as your name
                         appears at the left. Executors,
                      administrators, trustees, guardians,
                        attorneys and agents should give
                      their full titles and submit evidence
                        of appointment unless previously
                         furnished to the Company or its
                                 transfer agent.